Exhibit 99.2

Eyegate Pharmaceuticals Announces Closing of Public
Offering of Common Stock and Warrants

WALTHAM, Mass., August 5, 2015 — Eyegate Pharmaceuticals, Inc. (NASDAQ: EYEG, EYEGW) (“EyeGate” or the “Company”), a specialty pharmaceutical company that focuses on developing and commercializing therapeutics and drug delivery systems for treating diseases of the eye, today announced the closing of its previously announced underwritten public offering of 1,176,470 shares of common stock, and warrants to purchase an aggregate of up to 1,176,470 shares of common stock at a combined offering price of $8.50, before underwriting discounts and commissions. The warrants have an exercise price of $10.62 per share, are immediately exercisable, and expire on August 5, 2020. At the closing of the offering, the Company also issued and sold additional warrants to purchase up to 176,470 shares of common stock in connection with the full exercise of the underwriters’ over-allotment option to purchase additional warrants. The underwriters’ have 45 days to exercise an over-allotment option to purchase an additional 176,470 shares of common stock.

As a result of the offering, the Company's common stock and the warrants became listed on the NASDAQ Capital Market and began trading separately under the ticker symbols "EYEG" and "EYEGW," respectively, beginning on July 31, 2015.

The net proceeds to EyeGate are approximately $8.8 million, assuming no exercise of the warrants, and after deducting underwriting discounts and commissions and estimated offering expenses payable by EyeGate.

Aegis Capital Corp. and Chardan Capital Markets, LLC acted as joint book-running managers for the offering.

A registration statement relating to these securities was declared effective by the Securities and Exchange Commission (the “SEC”) on July 30, 2015. Copies of the prospectus relating to the offering may be obtained by contacting Aegis Capital Corp., Prospectus Department, 810 Seventh Avenue, 18th Floor, New York, NY 10019, telephone: 212-813-1010, e-mail: prospectus@aegiscap.com. Investors may also obtain these documents at no cost by visiting the SEC's website at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About EyeGate:

EyeGate is a clinical-stage specialty pharmaceutical company that is focused on developing and commercializing therapeutics and drug delivery systems for treating diseases of the eye. EGP-437, the Company’s first and only product in clinical trials, incorporates a reformulated topically active corticosteroid, Dexamethasone Phosphate that is delivered into the ocular tissues through EyeGate’s proprietary innovative drug delivery system, the EyeGate® II Delivery System. For more information, please visit www.EyeGatePharma.com.

Safe Harbor Statement:

Some of the statements in this press release are “forward-looking” and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as "expects," "intends," "anticipates," "plans," "believes," "seeks," "estimates," "will," or words of similar meaning and include, but are not limited to, statements regarding the outlook for our future business and financial performance. Forward-looking statements are based on our current expectations and assumptions, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from those in the forward-looking statements due to global political, economic, business, competitive, market, regulatory and other factors and risks, including, among other things, certain risk factors described under the heading “Risk Factors” contained in our Annual Report on Form 10-K filed with the SEC on March 31, 2015, or described in our other public filings. Our results may also be affected by factors of which we are not currently aware. The forward-looking statements in this press release speak only as of the date of this press release. EyeGate expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

Contact:

Lee Roth / Joseph Green

The Ruth Group for Eyegate Pharmaceuticals

646-536-7012 / 7013

lroth@theruthgroup.com / jgreen@theruthgroup.com